EXHIBIT 10.24

LIST OF INDEMNITEES
Each of the individuals identified below is a party to an indemnification agreement with AppFolio, Inc. in the form attached herewith as Exhibit 10.24.

Name	Date Signed
Jon Walker	December 12, 2022
Timothy Bliss	December 4, 2022
Andreas von Blottnitz	November 17, 2022
Klaus Schauser	November 18, 2022
Janet Kerr	December 7, 2022
Jason Randall	November 18, 2022
Winifred Webb	November 17, 2022
Agnes Bundy Scanlan	November 30, 2022
William Shane Trigg	November 19, 2022
Fay Sien Goon	November 16, 2022
Alex Wolf	December 5, 2022
Nailya Dovletova	November 18, 2022
Brian Hershokowitz	November 19, 2022
Amy Meyer	November 23, 2022
Luca Caporicci	November 16, 2022
Evan Pickering	November 16, 2022
Matthew Mazza	November 16, 2022
Ronnie Lin	December 12, 2022
Jay Choi	November 21, 2022
Olivia Nottebohm	March 31, 2023

INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”), dated ________, 2022, is by and between AppFolio, Inc., a Delaware corporation (the “Company”), and _________________________________ (“Indemnitee”). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering the subject matter of this Agreement.
RECITALS
    A.    Indemnitee is a director or an officer of the Company.
    B.    The board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification is available.
    C.    In recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service or continued service as a director or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 2 below) to, Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.
    NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to serve or continue to provide services to the Company, the parties hereby agree as follows:
1. Services to the Company. Indemnitee agrees to serve or continue to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed, until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is terminated by the Company, as applicable. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or another Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s service to the Company or any of its subsidiaries or another Enterprise (as defined in Section 2 below) is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company (or any of its subsidiaries or another Enterprise), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Company’s Constituent Documents or Delaware law. This Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of the Company or, at the request of the Company, of any of its subsidiaries or Enterprise (as defined in Section 2 below).
2. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a) “Agreement” shall have the meaning ascribed to it in the prefatory language above.
(b) “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Exchange Act.

(c) “Board” shall have the meaning ascribed to it in the Recitals above.
(d) “Business Combination” means a reorganization, a merger or a consolidation.
(e) “Change in Control” means the occurrence after the date of this Agreement of any of the following events:
(i) Acquisition of Stock by Third Party. Any Person (as defined below) becomes hereafter the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the Company’s Voting Securities, unless the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding Voting Securities;
(ii) Corporate Transactions. The consummation of a Business Combination, unless immediately following such Business Combination, (1) the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction, (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors (as defined below), at the time of the execution of the initial agreement or of the action of the Board, providing for such Business Combination;
(iii) Change in Board of Directors. The Continuing Directors cease for any reason to constitute at least a majority of the members of the Board; or
(iv) Liquidation. The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions).
(f) “Claim” means:
any threatened, pending or completed action, suit, claim, counterclaim, crossclaim, demand, proceeding, arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether civil, criminal, administrative, arbitrative, investigative (formal or informal), legislative, regulatory or other, including any appeal therefrom, and whether made pursuant to federal, state or other law. Any situation that the Indemnitee determines in good faith might lead to the institution of a Claim shall be considered a Claim under this Agreement.
(g) “Company” shall have the meaning ascribed to it in the prefatory language above.
(h) “Constituent Documents” shall have the meaning ascribed to it in the Recitals above.

(i) “Continuing Directors” means, during a period of two consecutive years, not including any period prior to the execution of this Agreement, the individuals collectively who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved).
(j) “Delaware Court” means the Court of Chancery of the State of Delaware.
(k) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.
(l) “Enterprise” means, any corporation, limited liability company, partnership, joint venture, trust or other entity.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n) “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.
(o) “Expenses” means any and all reasonable attorneys’ fees and retainers, experts’ and other professionals’ fees, witness fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery service fees and all other costs and expenses of the types customarily incurred in connection with, or as a result of, investigating, prosecuting, defending, being a witness or deponent in or otherwise participating in (including on appeal), or preparing to prosecute or defend, be a witness or deponent or otherwise participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be and (iii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(p) “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another Enterprise or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss (as defined below) is incurred for which indemnification can be provided under this Agreement).
(q) “Indemnitee” shall have the meaning ascribed to it in the prefatory language above.
(r) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently performs, nor in the past five (5) years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(s) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, prosecuting, defending, being a witness or deponent in or otherwise participating in (including on appeal), or preparing to prosecute, defend, be a witness or deponent or otherwise participate in, any Claim.
(t) “Notification Date” shall have the meaning ascribed to it in Section 10(c) below.
(u) “Other Indemnity Provisions” shall have the meaning ascribed to it in Section 14 below.
(v) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.
(w) “Standard of Conduct Determination” shall have the meaning ascribed to it in Section 10(b) below.
(x) “Voting Securities” means any securities of the Company that vote generally in the election of directors.
3. Indemnification. Subject to the terms of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by law, against any and all Losses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with a Claim if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness or deponent. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Constituent Documents, vote of the Company’s stockholders or disinterested directors or applicable law.
4. Advancement of Expenses. Indemnitee shall have the right to advancement of expenses, to the fullest extent permitted by law, by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within twenty (20) calendar days after any receipt by the Company of a statement or statements requesting such advances from Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Execution and delivery to the Company of this Agreement by Indemnitee constitutes an undertaking by the Indemnitee, pursuant to which Indemnitee hereby agrees, to repay any amounts paid, advanced or reimbursed by the Company pursuant to this Section 4 in respect of Expenses relating to, arising out of or resulting from any Claim in respect of which it shall be determined, pursuant to Section 10, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required other than the execution of this Agreement. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.
5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee (within ten days after receipt by the Company of a written request therefor) subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid.
6. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
7. Contribution in the Event of Joint Liability. To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall contribute to the amount incurred by Indemnitee the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Claim relating to an Indemnifiable Event, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Indemnifiable Event in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees, trustees, fiduciaries and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
8. Notification and Defense of Claims.
(a) Notification of Claims. Indemnitee shall notify the Company in writing of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances as soon as practicable following receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder other than to the extent the Company’s ability to participate in the defense of such claim was materially and adversely prejudiced by such failure.
(b) Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such

Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee’s counsel has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.
9. Procedure Upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 10 below.

10. Determination of Right to Indemnification.
(a) Mandatory Indemnification; Indemnification as a Witness.
(i) Mandatory Indemnification. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or in defense of any issue or matter therein, in whole or in part, including without limitation the termination of any Claim by dismissal with or without prejudice, Indemnitee shall be indemnified against all Losses relating to such successfully resolved Claim or such successfully resolved issue or matter therein, as applicable, to the fullest extent allowable by law.
(ii) Indemnification as a Witness. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, is or was made (or asked to respond to discovery requests) or is otherwise asked to participate in a Claim, in each case, to which Indemnitee is not a party, the Indemnitee shall be indemnified against all Losses actually and reasonably incurred in connection therewith to the fullest extent allowable by law.
(b) Standard of Conduct. To the extent that the provisions of Section 10(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:
(i) if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum (C) if there are no such Disinterested Directors or if such Disinterested Directors so direct, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company; and
(ii) if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.
The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee in writing, shall reimburse Indemnitee for, or advance to Indemnitee, within twenty (20) calendar days of such request, any and all Expenses actually and reasonably incurred by Indemnitee in cooperating with the Person or Persons making such Standard of Conduct Determination (irrespective of the determination as to Indemnitee’s entitlement to indemnification).
The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.
(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 10(b) to be made as promptly as practicable. Subject to the last sentence of this Section 10(c), if the Person or Persons designated to make the Standard of Conduct Determination under Section 10(b) shall not have made a determination within thirty (30) calendar days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 9 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such thirty (30) calendar day period may be extended for a reasonable time, not to exceed an additional fifteen (15) calendar days, if the Person or Persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto and provided, further, that the foregoing provisions of this Section 10(c) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 10(b)(i) of this Agreement and if (i) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (ii) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.
(d) Payment of Indemnification. If, in regard to any Losses:
(i) Indemnitee shall be entitled to indemnification pursuant to Section 10(a);
(ii) no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or
(iii) Indemnitee has been determined or deemed pursuant to Section 10(b) or Section 10(c) to have satisfied the Standard of Conduct Determination, then the Company shall pay to Indemnitee, within twenty (20) calendar days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to the Losses to which such Indemnitee is entitled.
(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 10(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by the Independent Counsel pursuant to Section 10(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within ten (10) calendar days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 2, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the individual or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 10(e) to make the Standard of Conduct Determination shall have been selected within twenty (20) calendar days after the Company gives its initial notice pursuant to the first sentence of this Section 10(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 10(e), as the case may be, either the Company or Indemnitee may petition the Delaware Court to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel an individual or firm to be selected by the Court or such other person as the Court shall designate, and the individual or firm with respect to whom all objections are so resolved or the individual or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 10(b) and shall fully indemnify and hold harmless such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(f) Presumptions and Defenses.
(i) Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the Person or Persons making such determination shall presume, to the fullest extent permitted by law, that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9 of this Agreement, and the Company shall, to the fullest extent permitted by law, have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Delaware Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct or failure by the Company to reach such a determination may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.
(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder. The provisions of this Section 10(f)(ii) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise provided in this Agreement) of itself create a presumption that Indemnitee did not meet any applicable standard of conduct, or that indemnification hereunder is otherwise not permitted.

(iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.
11. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:
(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to Claims initiated by Indemnitee, including any Claims against the Company or its directors, officers, employees or other indemnitees, except:
(i) proceedings referenced in Section 5 above;
(ii) if the Board has authorized the Claim prior to its initiation;
(iii) if the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or
(iv) if such payment arises in connection with any mandatory counterclaim or cross claim brought or raised by Indemnitee in any Claim.
(b) Indemnify and advance funds Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.
(c) Indemnify or advance funds Indemnitee for an accounting of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute, state law or other law.
(d) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).
(e)    indemnify or advance funds to Indemnitee for any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act.
(f)    indemnify or advance funds for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.
12. Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Claim.
13. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director, officer, employee or agent of the Company or any subsidiary of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.
14. Non-Exclusivity. The rights of Indemnitee hereunder (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Constituent Documents, any agreement, a vote of stockholders or a resolution of directors, or otherwise and (ii) shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee that is an Indemnifiable Event prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Constituent Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
15. Liability Insurance. For the duration of Indemnitee’s service as a director or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s policies of directors’ and officers’ liability insurance in effect on the date of this Agreement. The insurance provided pursuant to this Section 15 shall be primary insurance to the Indemnitee for any Indemnifiable Event and/or Expense to which such insurance applies. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.
16. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity

Provisions or otherwise of the amounts otherwise (including from another Enterprise) indemnifiable by the Company hereunder; provided that the foregoing shall not affect the rights of Indemnitee or the Fund Indemnitors (as defined below) as set forth in Section 17.
17. Primacy of Indemnification. The Company hereby acknowledges that Indemnitee has or may have in the future certain rights to indemnification, advancement of expenses and/or insurance provided by Investment Group of Santa Barbara and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and (iii) that it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement, the Constituent Documents and/or Other Indemnity Provisions, without regard to any rights Indemnitee may have against the Fund Indemnitors. The Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing, and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 17.
18. Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Fund Indemnitors). Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
19. Amendments; Waivers. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
20. Enforcement and Binding Effect.
(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to service as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.
(b) Without limiting any of the rights of Indemnitee under any Other Indemnity Provisions as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Constituent Documents, any directors’ and officers’ insurance maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
21. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified or registered mail:
(a) if to Indemnitee, to the address set forth on the signature page hereto.
(b) if to the Company, to:
AppFolio, Inc.
Attn: Chief Legal Officer
70 Castilian Drive
Santa Barbara, California 93117
    Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.
23. Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States or any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
24. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.
25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:
APPFOLIO, INC.
By:
Name:
Its:
INDEMNITEE:

(Print Name)
Address:    70 Castilian Drive
    Santa Barbara, CA 93117

[Signature Page to Indemnification Agreement]